UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 25, 2013

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant's telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On June 25, 2013, Newfield Exploration Company (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”), by and among JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and BBVA Compass Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., DNB Bank ASA, Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as Co-Documentation Agents (collectively, the “Agents”). In addition to the Agents, five other banks executed the Third Amendment as lenders (together with the “Agents”, the “Lenders”).   The Third Amendment amends that certain Credit Agreement, dated as of June 2, 2011 (as amended by that certain First Amendment to Credit Agreement, dated as of September 27, 2011, and that certain Second Amendment to Credit Agreement, dated as of April 29, 2013, the “Credit Agreement”, together with the Third Amendment, the “Credit Facility”).  Through the execution of the Third Amendment, the Company (i) extended the term of the Credit Facility until June 25, 2018, (ii) increased the aggregate funds available under the Credit Facility from $1.25 billion to $1.4 billion and (iii) reallocated the commitments among the various Lenders.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Third Amendment in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: June 27, 2013	By:	/S/ John D. Marziotti
John D. Marziotti
General Counsel and Secretary

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